UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2014

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

Shiloh Industries, Inc., a Delaware corporation (the “Company”), SHILOH HOLDINGS NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands (the “Dutch Borrower” and together with the Company, each a “Borrower” and collectively, the “Borrowers”) entered into a Second Amendment Agreement (the "Second Amendment"), dated as of June 26, 2014 with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities, LLC as Joint Lead Arrangers and Joint Book Managers, The PrivateBank and Trust Company, Compass Bank and RBS Citizens, N.A., as Co-Documentation Agents, and the other lender parties thereto. The Second Amendment amends the Credit Agreement entered into among the same parties on October 25, 2013 and amended on December 30, 2013 (the "Existing Credit Agreement").

The Second Amendment adds the Dutch Borrower as a borrower of the Existing Credit Agreement.

The foregoing is a summary of the material terms and conditions of the Second Amendment and not a complete description of the Second Amendment. Accordingly, the foregoing is qualified in its entirety by reference to the Second Amendment, attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Share Sale and Purchase Agreement

On June 30, 2014, the Company, through a wholly-owned subsidiary, consummated the transactions contemplated by the Share Sale and Purchase Agreement, dated May 21, 2014 (the “Purchase Agreement”), among the subsidiary and Finnveden AB, a company limited by shares incorporated in Sweden, Shiloh Holdings Sweden AB, company limited by shares incorporated in Sweden, and Finnveden Bulten AV, a company limited by shares incorporated in Sweden, a producer of components and products of steel and magnesium primarily for the motor vehicle industry. The final purchase price for the share sale was $55.8 million, plus the payment of certain debt of Finnveden Metal Structures AB of approximately $16.6 million.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Second Amendment set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(c) Exhibits

10.1
Second Amendment to the Credit Agreement, dated December 30, 2013, among Shiloh Industries, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities, LLC as Joint Lead Arrangers and Joint Book Managers, The PrivateBank and Trust Company, Compass Bank and RBS Citizens, N.A., as Co-Documentation Agents, and the other lender parties thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014	SHILOH INDUSTRIES, INC. By: /s/ Thomas M. Dugan Name:Thomas M. Dugan Title:Vice President of Finance and Treasurer